Exhibit 99.3

TRILOGY EDUCATION SERVICES, INC.

Condensed Consolidated Financial Statements as of
March 31, 2019 (Unaudited) and December 31, 2018, and
for the Three Months Ended March 31, 2019 and 2018
(Unaudited)

TRILOGY EDUCATION SERVICES, INC.

Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$40,859	$50,261
Accounts receivable, net of allowances for doubtful accounts of $5,136 and $5,040 as of March 31, 2019 (unaudited) and December 31, 2018, respectively	24,320	21,428
Due from universities	13,278	14,141
Prepaid expenses and other current assets	2,947	2,681
Total current assets	81,404	88,511
Property and equipment, net	2,209	1,947
Operating lease right-of-use assets, net	3,911	—
Intangible assets, net	3,526	3,140
Program development costs, net	399	459
Other assets	1,905	1,266
TOTAL ASSETS	$93,354	$95,323

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,614	$3,278
Due to universities	14,689	13,129
Deferred revenue	51,345	51,079
Operating lease liabilities, current portion	941	—
Accrued expenses and other current liabilities	6,315	4,867
Total current liabilities	76,904	72,353
Operating lease liabilities, net of current portion	3,203	—
Other liabilities	16	203
TOTAL LIABILITIES	80,123	72,556
Commitments and Contingencies (Note 2)

STOCKHOLDERS’ EQUITY:
Convertible preferred stock —par value of $0.0001 per share — 8,642,110 shares authorized as of March 31, 2019 (unaudited) and December 31, 2018; 8,640,986 shares issued and outstanding as of March 31, 2019 (unaudited) and December 31, 2018	82,902	82,902
Common stock, par value of $0.0001 per share —38,000,000 shares authorized as of March 31, 2019 (unaudited) and December 31, 2018; 18,986,516 and 18,980,634 shares issued and outstanding as of March 31, 2019 (unaudited) and December 31, 2018, respectively	2	2
Additional paid-in capital	5,481	4,284
Accumulated deficit	(75,157)	(64,455)
Accumulated other comprehensive income	3	34
TOTAL STOCKHOLDERS’ EQUITY	13,231	22,767

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$93,354	$95,323

The accompanying notes are an integral part of these condensed consolidated financial statements.

TRILOGY EDUCATION SERVICES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2019	2018
Revenue	$31,076	$20,586
Operating expenses:
Curriculum and teaching	10,721	7,420
Servicing and support	4,351	2,719
Technology and content development	3,615	1,433
Marketing and sales	10,932	6,092
General and administrative	12,156	7,118
Total operating expenses	41,775	24,782
Loss from operations	(10,699)	(4,196)
Interest income	1	—
Other income	54	8
Loss before provision for income taxes	(10,644)	(4,188)
Provision for income taxes	(58)	(8)
Net loss	$(10,702)	$(4,196)

The accompanying notes are an integral part of these condensed consolidated financial statements.

TRILOGY EDUCATION SERVICES, INC.

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2019	2018
Net loss	$(10,702)	$(4,196)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(31)	16
Comprehensive loss	$(10,733)	$(4,180)

The accompanying notes are an integral part of these condensed consolidated financial statements.

TRILOGY EDUCATION SERVICES, INC.

Condensed Consolidated Statements of Stockholders’ (Deficit) / Equity

(Unaudited)

(In thousands, except share data)

	Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Total
Balance — December 31, 2017	5,272,110	$29,993	20,101,458	$2	$595	$(27,997)	$1	$2,594
Issuance of common stock upon exercise of stock options	—	—	1,250	—	—	—	—	—
Non-employee vested stock-based compensation	—	—	—	—	151	—	—	151
Employee stock-based compensation	—	—	—	—	531	—	—	531
Other comprehensive income	—	—	—	—	—	—	16	16
Net loss	—	—	—	—	—	(4,196)	—	(4,196)
Balance — March 31, 2018	5,272,110	$29,993	20,102,708	$2	$1,277	$(32,193)	$17	$(904)

	Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	(Loss) Income	Total
Balance — December 31, 2018	8,640,986	$82,902	18,980,634	$2	$4,284	$(64,455)	$34	$22,767
Issuance of common stock upon exercise of stock options	—	—	5,882	—	5	—	—	5
Non-employee vested stock-based compensation	—	—	—	—	321	—	—	321
Employee stock-based compensation	—	—	—	—	871	—	—	871
Other comprehensive loss	—	—	—	—	—	—	(31)	(31)
Net loss	—	—	—	—	—	(10,702)	—	(10,702)
Balance — March 31, 2019	8,640,986	$82,902	18,986,516	$2	$5,481	$(75,157)	$3	$13,231

The accompanying notes are an integral part of these condensed consolidated financial statements.

TRILOGY EDUCATION SERVICES, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,702)	$(4,196)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	123	64
Amortization of intangible assets	244	—
Amortization of program development costs	70	68
Stock-based compensation	1,192	682
Provision for bad debt	302	2,454
Noncash lease expense	219	—
Change in fair value of non-employee stock option liability	—	4
Unrealized exchange gain	(56)	(8)
Changes in operating assets and liabilities:
Accounts receivable	(2,989)	(971)
Due from universities	863	(541)
Prepaid expenses and other current assets	(265)	(2,269)
Other assets	(845)	(20)
Accounts payable	322	(88)
Due to universities	1,561	2,479
Operating lease	14	—
Deferred revenue	267	903
Accrued expenses and other current liabilities	1,647	979
Other liabilities	(187)	50
Net cash used in operating activities	(8,220)	(410)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(371)	(209)
Additions to program development costs	(10)	(114)
Additions to capitalized software	(826)	—
Net cash used in investing activities	(1,207)	(323)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	5	—
Net cash provided by financing activities	5	—
Effect of exchange rate changes	20	—
NET DECREASE IN CASH	(9,402)	(733)
CASH — Beginning of period	50,261	20,786
CASH — End of period	$40,859	$20,053
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for operating lease liabilities	$288	$—
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING INFORMATION:
Purchases of property and equipment included in accounts payable	$90	$15
Capitalized software costs included in accounts payable and accrued expenses	$307	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

TRILOGY EDUCATION SERVICES, INC.

Notes to Unaudited Condensed Consolidated Financial Statements
(in thousands, except for share and per share data)

1.     Organization, Description of Business and Summary of Significant Accounting Policies

Organization and Description of Business

Trilogy Education Services, Inc. (“Trilogy” or the “Company”) develops, creates, and manages a platform which combines market-driven curriculum, career services, national community of universities, instructors, and employers to prepare students for careers in the digital economy. The Company provides skills-based training programs, such as web development which prepares job-ready students for roles in web development, software engineering and data architecture and data analytics and visualization which provides students with the knowledge, and skills to turn big data into big answers. The Company’s services include program development, marketing, student recruitment, student support, career coaching, and management of class calendars and all classroom operational support. The Company was founded in 2015 and is based in New York, New York with offices in Boca Raton, Florida, and Tempe, Arizona.

Liquidity

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. In May 2018, the Company issued 3,368,876 shares of Series B convertible preferred stock for $53,249 in gross proceeds (Note 5). As of the issuance date of these unaudited condensed consolidated financial statements, the Company believes it has sufficient resources to continue as a going concern and currently does not anticipate the need for another financing in the next twelve months based on the current projection. The Company will continue to consider raising capital if necessary.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying condensed consolidated financial statements include the accounts of Trilogy and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. In the opinion of management, all adjustments necessary, all of which were of normal recurring nature, for a fair presentation have been included in these condensed consolidated financial statements. Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been omitted or condensed. These interim condensed consolidated financial statements should be read in conjunction with the Company’s annual audited consolidated financial statements.

Use of Estimates

The preparation of these unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from these estimates.

On an on-going basis, management evaluates its estimates, primarily those related to: (i) accounts receivable and allowances for doubtful accounts, (ii) the useful lives of long lived assets and their recoverability, (iii) the incremental borrowing rate to calculate lease liabilities and right-of-use (“ROU”) assets, (iv) the realization of tax assets and estimates of tax liabilities, (v) the valuation of common stock, and (vi) assumptions used in the Black-Scholes option pricing model to determine the fair value of stock options. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Estimates relating to the valuation of stock require the selection of appropriate valuation methodologies and models, and significant judgment in evaluating ranges of assumptions and financial inputs.

TRILOGY EDUCATION SERVICES, INC.

Notes to Unaudited Condensed Consolidated Financial Statements
(in thousands, except for share and per share data)

Cash Equivalents

The Company considers all financial instruments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents. There are no cash equivalents as of March 31, 2019 and December 31, 2018.

Fair Value Measurements

Assets and liabilities recorded at fair value on a recurring basis in the condensed consolidated balance sheets would be categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

Level I—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level II—Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level III—Unobservable inputs that are supported by little or no market data for the related assets or liabilities.

Financial instruments consist of cash, accounts receivable, due from and to universities, related party receivables and accounts payable. The Company has not elected the fair value option for any financial assets and liabilities for which such an election would have been permitted.

Accounts Receivable, net

The Company’s accounts receivable is stated at net realizable value. The Company utilizes the allowance method to provide for doubtful accounts based on management’s evaluation of the collectability of the amounts due. The estimate is based on historical collection experience and a review of the current status of accounts receivable.

No individual customer accounted for more than 10% of revenue for the three months ended March 31, 2019 and 2018, nor 10% of accounts receivable at March 31, 2019 and December 31, 2018.

Certain Risks and Concentrations

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash. Substantially all of the Company’s cash is maintained with two financial institutions, which management believes have high credit standings.

Program Development Costs

The Company develops content on a program-by-program basis. The Company incurs costs in developing program materials in a format suitable for use in the Company’s programs. Developed program materials are then delivered. The Company capitalizes costs when preliminary research efforts are successfully completed and management has authorized and committed project funding to develop a program and it is probable that the curriculum will be delivered. Costs incurred prior to meeting these criteria and the costs incurred for maintenance of the program are expensed.

The content development costs that qualify for capitalization are third-party direct costs, such as consulting service fees and other services, and internal payroll and payroll-related costs incurred associated with creating and producing program materials. Costs are capitalized until the program has been fully developed by the Company for delivery, at which time amortization of the capitalized program development costs begin. The capitalized costs are recognized on a program-by-program basis and included in program development costs, net on the condensed consolidated balance sheets. These costs are amortized using the straight-line method over the estimated useful life of the respective capitalized content program, which is generally three years (Note 2), as the asset’s utility is consumed evenly over the useful life.

TRILOGY EDUCATION SERVICES, INC.

Notes to Unaudited Condensed Consolidated Financial Statements
(in thousands, except for share and per share data)

Revenue Recognition

On January 1, 2017, the Company early adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) and the related amendments using the full retrospective transition method and concluded that doing so did not have a material impact on the amount and timing of either its revenue or costs for any periods presented.

The Company primarily generates revenue from services provided in delivering its skills-based training programs. Revenues are recognized evenly over the duration of the program and as programs are delivered to students, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Students pay a fixed upfront amount which is billed in advance of the program. The remaining program fee is billed to the student each month.

The Company determines revenue recognition through the following steps:

•      Identification of the contract, or contracts, with a customer

•      Identification of the performance obligations in the contract

•      Determination of the transaction price

•      Allocation of the transaction price to the performance obligations in the contract

•      Recognition of revenue when, or as, a performance obligation is satisfied

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer, and is the unit of account in Topic 606. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The Company’s contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts.

The Company’s performance obligation is satisfied evenly over time as the program is delivered. Accordingly, revenue from program delivery is recognized using a time-elapsed output method evenly over the duration of the program. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which the Company recognizes revenue at the amount to which the Company has the right to invoice for services performed.

At March 31, 2019 and December 31, 2018, the Company had $51,345 and $51,079, respectively, of remaining performance obligations, presented as deferred revenue in the condensed consolidated balance sheets. The Company expects to recognize its remaining performance obligations within 12 months from each balance sheet date.

Contract Balances

Timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a receivable, or due from universities, when revenue is recognized prior to invoicing, or initially as deferred revenue when revenue is recognized subsequent to invoicing.

Deferred revenue is comprised of unearned revenue related to students attending programs. Students are invoiced a portion of the program fee prior to the program start, the remaining fee is invoiced monthly. The Company may invoice the universities for the course offering if the students receives a student loan for the course through a university program. The Company’s payment terms between invoicing and when payment is due is not significant. Contract receivables are presented as accounts receivable when the Company invoices the students. The Company presents contract receivable as due from universities on the condensed consolidated balance sheet when the universities are invoiced.

The Company also recognized long term receivables from a third-party student loan company of $1,153 and $518, net of allowances for doubtful accounts of $511 and $305, in other assets as of March 31, 2019 and December 31, 2018, respectively. The Company receives a portion of the tuition upfront when the student loans are approved by the loan company and the remainder of the balance is expected to be paid over three years as students repay the underlying balance to the student loan company.

As of March 31, 2019 and December 31, 2018, the Company has collected all amounts included in deferred revenue other than $22,548 and $18,299, respectively, related to the timing of customer invoices.

TRILOGY EDUCATION SERVICES, INC.

Notes to Unaudited Condensed Consolidated Financial Statements
(in thousands, except for share and per share data)

The Company recognized $674 and $18 of revenue from Canada for the three months ended March 31, 2019 and March 31, 2018, respectively. The Company also recognized $297 of revenue from Mexico for the three months ended March 31, 2019. The Company did not recognize revenue from Mexico for the three months ended March 31, 2018.

Obligations for Refunds

In the first quarter of 2018, students are able to withdraw from a program during the add/drop period for a full refund, less a nonrefundable deposit retained by the Company. The Company has subsequently changed its refund policy and students are able to withdraw prior to the end of the add/drop period for a full refund in the first quarter of 2019. After the add/drop period of each program, the Company has no obligation to refund any of the consideration received. Since the period between the start of a program and the Company’s obligation to refund the consideration received is no more than one or two weeks, and generally the commencement of a program and it’s add/drop period does not cross the end of a financial reporting period, the Company has determined that any resulting variable consideration is resolved within the financial reporting period that the program commenced.

Assets Recognized from Costs to Obtain a Contract with a Customer

The Company would recognize an asset for the incremental costs of obtaining a contract with a customer if it expects the benefit of those costs to be longer than one year. The Company has expensed these costs as incurred under the practical expedient available since it is expected that the amortization period would have been one year or less.

Leases

On January 1, 2019, the Company adopted ASU No. 2016-02, Leases (Topic 842) and the related amendments at the adoption date, rather than at the beginning of the earliest period presented using the modified retrospective approach and the prior period balances have not been restated.

For the Company’s operating leases, an assessment is performed to determine if an arrangement is a lease at inception. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. As the information necessary to determine the rate implicit in the lease is not readily available, the Company determines its incremental borrowing rate based on the information available at the lease commencement date, including the Company’s financial position and the availability of liquidity to the Company, in determining the present value of lease payments. The operating lease ROU asset also includes any prepaid lease payments made, less lease incentives. The Company’s lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Currently, the Company does not expect to extend or terminate its existing leases and the options are not recognized as part of the Company’s ROU assets and lease liabilities. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company does not have any material finance leases for any periods presented.

The Company has elected, as an accounting policy for its leases of real estate, to account for leases and non-lease components in a contract as a single lease component. In addition, the recognition requirements are not applied to leases with a term of 12 months or less. Rather, the lease payments for short-term leases are recognized on the condensed consolidated statements of operations on a straight-line basis over the lease term.

Variable payments, such as common area charges, maintenance, insurance and taxes, are primarily based on the amount of space occupied by the Company. These payments in the Company’s leases are not dependent on an index or a rate and are excluded from the measurement of the lease liability and recognized in the condensed consolidated statements of operations in the period in which the obligation for those payments is incurred. The Company will remeasure its lease payments when the contingency underlying such variable payments is resolved such that some or all of the remaining payments become fixed.

Marketing and Sales

Marketing and sales costs consist primarily of costs related to student acquisition. This includes the cost of online advertising and prospective student generation, as well as compensation and benefit costs (including stock-based compensation) for program marketing,

TRILOGY EDUCATION SERVICES, INC.

Notes to Unaudited Condensed Consolidated Financial Statements
(in thousands, except for share and per share data)

marketing analytics and admissions application counseling personnel. All sales and marketing costs are expensed as they are incurred. Advertising expense totaled $4,400 and $2,527 for the three months ended March 31, 2019 and 2018, respectively.

Stock-based Compensation

The Company records stock-based compensation to employees based on the Company’s estimate of the fair value of stock-based awards at the grant date. The Company has elected to use the Black-Scholes option-pricing model to determine the fair value of stock-based awards on the date of grant. The grant date fair value of the award is then recognized on a straight-line basis over the requisite service period, which is the vesting period of the award and is generally four years. In 2015, the Company early adopted ASU No. 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. Accordingly, no estimates for forfeitures were made. On January 1, 2019, the Company early adopted ASU No. 2018-07 and remeasured nonemployee awards at their fair value on the adoption date. Following the adoption of ASU No. 2018-07, the accounting for nonemployee awards is consistent with the accounting for employee stock-based compensation.

Recently Adopted Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, Improvements to nonemployee share-based payment accounting, that expands the scope of Topic 718 to include stock-based payments issued to nonemployees for goods and services, which are currently accounted for under Topic 505. The ASU specifies that Topic 718 will apply to all stock-based payment transactions in which a grantor acquires goods or services to be used or consumed in the grantor’s own operations in exchange for stock-based payment awards. Upon transition, the Company will remeasure equity-classified awards for which a measurement date has not been established. The cumulative effect of the remeasurement will be recorded as an adjustment to retained earnings as of the beginning of the fiscal year of adoption. The amendments in ASU 2018-07 are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than the Company’s adoption date of Topic 606. The Company early adopted ASU 2018-07 within these accompanying condensed consolidated financial statements as of January 1, 2019. The adoption of this ASU had an immaterial impact on the Company’s condensed consolidated financial statements and related disclosures.

In July 2018, the FASB issued ASU 2018-09, Codification Improvements, which clarifies and corrects unintended applications of guidance, and makes improvements to several Accounting Standards Codification topics. The applicable amendments in this ASU are effective for the Company in annual periods beginning after December 15, 2018. The Company adopted this standard within these accompanying condensed consolidated financial statements as of January 1, 2019, which did not have material impact on its condensed consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The ASU introduces a model for lessees requiring most leases to be reported on the balance sheet. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018. ASU 2018-11 provides entities with an additional transition method to adopt Topic 842. Under this new transition method, an entity initially applies the new lease standard at the adoption date, rather than at the beginning of the earliest period presented, and recognizes a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. The Company has elected this transition method upon the adoption date of January 1, 2019. In December 2018, the FASB issued ASU 2018-20, Leases (Topic 842): Narrow-Scope Improvements for Lessors, to add clarity to lessor accounting for sales taxes, certain lessor costs and certain requirements related to variable payments in contracts. The Company adopted ASU 2018-20 which had did not have an impact on the Company since the Company does not have any lessor activities.

The Company applied a number of optional practical expedients in transition. The Company did not recognize right-of-use assets or lease liabilities for leases with a term of 12 months or less, as permitted by the short-term lease practical expedient. In transition, the Company applied the package of practical expedients that permit entities to not reassess (i) whether expired or existing contracts contain a lease under the new standard, (ii) the lease classification for expired or existing leases, or (iii) whether previously capitalized initial direct costs would qualify for capitalization under the new standard. The Company also applied the practical expedient that permits a lessee to account for lease and non-lease components in a contract as a single lease component. In addition, the Company did not use hindsight during transition.

Adoption of the lease standard had a material impact in our condensed consolidated balance sheets but did not have an impact in our condensed consolidated income statements. The most significant impact was the recognition of ROU assets of $4,130, net of deferred rent of $217, and lease liabilities of $4,350 for operating leases as of January 1, 2019. The adoption had no impact on the opening balance of retained earnings.

TRILOGY EDUCATION SERVICES, INC.

Notes to Unaudited Condensed Consolidated Financial Statements
(in thousands, except for share and per share data)

Recently Issued Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-15, Customer’s accounting for implementation costs incurred in a cloud computing arrangement that is a service contract, requiring a customer in a cloud computing arrangement (i.e., hosting arrangement) that is a service contract to follow the internal-use software guidance in Accounting Standards Codification 350-40 to determine which implementation costs to capitalize as assets or expense as incurred. The guidance in ASU 2018-15 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. The Company is assessing the impact of adoption on the consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Changes to the disclosure requirements for fair value measurement, that modify the disclosure requirements on fair value measurements in Topic 820, based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. An entity is permitted to early adopt either the entire standard or only the provisions that eliminate or modify requirements. The adoption of this ASU is not expected to have any material effect on the Company’s consolidated financial statements.

2.     Commitments and Contingencies

Future Minimum Payments to Universities

The Company is obligated to make guaranteed payments pursuant to certain university agreements. As of March 31, 2019, the future minimum payments due to university clients were $1,000 for each of the years ended December 31, 2019 and 2020.

Litigation

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company is not currently a party to any material legal proceedings, nor aware of any pending or threatened litigation that, in managements opinion, would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

3.     Leases

The Company has entered into various non-cancelable operating leases for office facilities in New York, Florida, and Arizona, with lease periods expiring through 2023. These agreements require the payment of certain variable operating expenses, such as taxes, repairs and insurance and contain renewal and escalation clauses. The Company also leases office equipment under non-cancelable leases. The Company did not have any subleases as of March 31, 2019.

As of December 31, 2018, the future minimum lease payments were as follows (in thousands):

2019	$1,126
2020	1,159
2021	1,146
2022	906
2023	422
Total lease payments	$4,759

TRILOGY EDUCATION SERVICES, INC.

Notes to Unaudited Condensed Consolidated Financial Statements
(in thousands, except for share and per share data)

The components of lease expense consisted of the following for the period presented:

Three Months Ended March 31, 2019
Operating lease expense	$310
Short-term lease expense	296
Variable lease expense	117
Total lease expense	$723

As of March 31, 2019, the weighted average remaining non-cancelable lease term for the Company’s operating leases was 3.9 years and the weighted-average discount rate was 8.5%.

The future maturities of operating leases liabilities as of March 31, 2019 were as follows:

Operating Leases
Remainder of 2019	$932
2020	1,276
2021	1,310
2022	912
2023	424
Total lease payments	$4,854
Less: Imputed interest	(710)
Total lease liabilities	$4,144

4.              Common Stock

Pursuant to the Company’s May 16, 2018 certificate of incorporation, the Company is authorized to issue up to 38,000,000 shares of common stock. At March 31, 2019 and December 31, 2018, the Company has 18,986,516 and 18,980,634 shares issued and outstanding, respectively. As of March 31, 2019 and December 31, 2018, the Company has reserved shares of common stock, on an as-converted basis, for future issuance as follows:

	March 31, 2019	December 31, 2018
Conversion of outstanding Series A convertible preferred stock	5,272,110	5,272,110
Conversion of outstanding Series B convertible preferred stock	3,368,876	3,368,876
Outstanding stock options	4,927,334	4,969,024
Shares reserved for future option grants	1,106,212	1,250,273
Total	14,674,532	14,860,283

TRILOGY EDUCATION SERVICES, INC.

Notes to Unaudited Condensed Consolidated Financial Statements
(in thousands, except for share and per share data)

5.              Convertible Preferred Stock

The following tables summarizes the Company’s authorized, issued and outstanding convertible preferred stock that was issued in April and May 2017, and May 2018, for aggregate gross proceeds of $83,249:

	March 31, 2019 and December 31, 2018
	Issuance Price Per Share	Conversion Price Per Share	Shares Authorized	Shares Issued and Outstanding	Net Carrying Value	Liquidation Price Per Share	Aggregate Liquidation Preference	Conversion Ratio
Series A	$5.690322	$5.690322	5,272,110	5,272,110	$29,993	$5.690322	$30,000	1:1
Series B	$15.806450	$15.806450	3,370,000	3,368,876	52,909	$15.806450	53,249	1:1
			8,642,110	8,640,986	$82,902		$83,249

The significant terms of the Series A and B convertible preferred stock are as follows:

Conversion Rights

Each share of Series A and B convertible preferred stock is convertible at the option of the holder into the number of shares of common stock determined by dividing the original issue price by the applicable conversion price. At each reporting date, each share of Series A and B convertible preferred stock was convertible into 1 share of common stock at the current conversion ratio. The conversion price for each share of convertible preferred stock is adjusted for certain recapitalizations, splits, combinations, common stock dividends, or similar events.

Mandatory Conversion Rights in the Event of a Qualified Initial Public Offering or Election of Certain Stockholders

The Series A and B convertible preferred stock shall automatically be converted into shares of common stock at the then-effective conversion price upon the earlier of (i) consummation of a sale of Trilogy’s common stock in a, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, that values the Company at a per share price of at least $23.709675 and resulting in at least $125,000 gross to the Company and (ii) the date specified by written consent or agreement of the holders of a majority of the then-outstanding shares of Series A convertible preferred stock.

Conversion Price Adjustments

The conversion price per share of the Series A and B convertible preferred stock will be reduced if the Company issues any additional stock without consideration or for consideration per share less than the Series A or B convertible preferred stock conversion price in effect for that series, subject to certain exceptions. The conversion price per share of the Series A convertible preferred stock will be increased if the Company does not issue certain options to employees because the Company did not meet specified milestones by April 30, 2019, or a Deemed Liquidation Event.

Demand Registration Rights

Pursuant to the terms of the Series A and B Investor Rights Agreements, the Company is obligated, upon the written demand of the holders of at least 35% of the holders of the registerable securities then outstanding to register a form S-1 registration statement. Upon the receipt of a written demand notice, the Company must file a registration statement with the SEC covering at least 40% of the Registrable Securities Shares within 60 days and use commercially reasonable efforts to have the registration statement declared effective promptly thereafter. The holder of the Representative’s Warrant may exercise this demand registration right at any point after the earlier of: (i) May 17, 2023, or (ii) 180 days after the effective date of a registration statement upon receipt of a request from 35% of the holders of the then outstanding registerable securities for such registration. The Company shall have the right to defer registration for a 90-day period subject to certain conditions, provided this right has not been incurred more than twice in the preceding 12-month period.

TRILOGY EDUCATION SERVICES, INC.

Notes to Unaudited Condensed Consolidated Financial Statements
(in thousands, except for share and per share data)

Voting Rights

Each share of Series A and B convertible preferred stock has a number of votes equal to the number of shares of common stock into which it is convertible. The holders of the Series A and B convertible preferred stock, voting together as a single class, have the right to elect two directors.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the Series A and B convertible preferred stockholders are entitled to receive an amount per share equal to the greater of (i) the liquidation price per share of $5.690322 and $15.806450, respectively, plus any accrued cumulative unpaid dividends or (ii) such amount per share as would have been payable had all convertible preferred stock converted into common stock immediately prior to such liquidation, dissolution or winding up of the Company. Following distribution of the liquidation preference to the Series A and B convertible preferred stockholders, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of the common stock.

Any acquisition of the Company by means of (i) merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation (except for any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (a) the surviving or resulting corporation or (b) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation following such merger or consolidation, the parent corporation of such surviving or resulting corporation or (ii) a sale, lease, transfer or exclusive license of all or substantially all of the assets of the Company shall be treated as a liquidation, dissolution, or winding-up of the corporation and shall entitle the holders of convertible preferred stock and common stock to receive at closing the cash, securities, or other property amounts as specified in above.

Dividend Rights

The Series A and B convertible preferred stockholders are entitled to receive cumulative annual dividends in the amount of $0.455226 and $1.264516 per share, respectively. The dividends are only payable when and if declared by the Board.

Share Repurchase

In connection with the issuance of shares Series B convertible preferred stock, the Company repurchased 1,265,306 shares of common stock for $15.806450 per share for an aggregate purchase price of approximately $20,000 from certain employees and Directors of the Company and the shares were retired subsequently. Accordingly, the Company reduced the total number of common shares outstanding by the repurchased share amount. As the repurchase price per share was greater than the fair value per share at the transaction date, the Company recognized approximately $5,164 of compensation expense within general and administrative expenses on the condensed consolidated statements of operations.

TRILOGY EDUCATION SERVICES, INC.

Notes to Unaudited Condensed Consolidated Financial Statements
(in thousands, except for share and per share data)

6.     Stock based Compensation

Equity Incentive Plans

Total stock-based compensation expense related to employees recognized in the Company’s condensed consolidated statements of operations and comprehensive loss is classified as follows:

	Three Months Ended March 31,
	2019	2018
Curriculum and teaching	$9	$5
Servicing and support	49	31
Technology and content development	23	10
Marketing and sales	90	41
General and administrative	700	444
Total	$871	$531

Employee Stock-based Compensation

The following table summarizes stock option activity under the Plan and related information:

		Options Outstanding
	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value of Outstanding Options
Outstanding — December 31, 2018	4,768,649	$2.64	8.3	$50,873
Exercised	(3,750)	1.33
Cancelled	(57,940)	4.78
Outstanding — March 31, 2019	4,706,959	$2.61	8.1	$50,036
Vested and exercisable— March 31, 2019	2,130,254	$0.59	7.5	$27,101

The Company did not grant options for the three months ended March 31, 2019. The weighted-average grant date fair value of options granted for the three months ended March 31, 2018 was $6.98 per share. The aggregate intrinsic value of options exercised was $45 and $158 for the three months ended March 31, 2019 and 2018, respectively. The total grant date fair value of options granted for the three months ended March 31, 2018 was $5,962.

As of March 31, 2019, the total unrecognized stock-based compensation related to unvested stock options was $9,286. These costs are expected to be recognized over a weighted-average period of 2.4 years as of March 31, 2019.

TRILOGY EDUCATION SERVICES, INC.

Notes to Unaudited Condensed Consolidated Financial Statements
(in thousands, except for share and per share data)

Non-Employee Stock-based Compensation

From time to time the Company grants options to non-employee consultants and advisors. The agreements with consultants typically vest over periods ranging from 2 to 4 years or based on attainment of certain deliverables. The following table summarizes non-employee stock options activity during the three months ended March 31, 2019:

		Options Outstanding
	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value of Outstanding Options
Outstanding — December 31, 2018	200,375	$1.22	7.8	$2,423
Options granted	20,000	0.05
Outstanding — March 31, 2019	220,375	$1.11	7.6	$2,689
Vested and exercisable — March 31, 2019	109,833	$0.05	7.4	$1,456

As of March 31, 2019, the total unrecognized stock-based compensation related to unvested stock options was $1,272. These costs are expected to be recognized over a weighted-average period of 1.7 years as of March 31, 2019.

As of March 31, 2019, the unrecognized compensation expenses recognized as other current liabilities in the condensed consolidated balance sheets were $53. For the three months ended March 31, 2019 and 2018, the Company recognized stock-based compensation of $321 and $151, respectively, as part of general and administrative expenses in the accompanying statements of operations.

7.     Provision for Income Taxes

The Company’s income tax provisions for all periods consist of U.S. federal, state and foreign income taxes. The tax provisions for the three months ended March 31, 2019 and 2018 were based on estimated full-year effective tax rates, including the mix of income for the period between higher-taxed and lower-taxed jurisdictions, after giving effect to significant items related specifically to the interim periods, and loss-making entities for which it is not more likely than not that a tax benefit will be realized.

The Company’s effective tax rate was less than 1% for the three months ended March 31, 2019 and 2018. The Company’s tax provision of $0.1 million for the three months ended March 31, 2019, related to income generated in jurisdictions in which it generates income and there are no tax attributes available to offset. To date, the Company has not been required to pay U.S. federal income taxes because of current and accumulated net operating losses.

8.     Related Party Transactions

The Company has engaged a consulting company, owned by the spouse of an executive of Trilogy, to provide public relations services in the amounts of nil and $15 for the three months ended March 31, 2019 and 2018, respectively, which are recorded in general and administrative expenses.

The Company also engaged a digital marketing agency, co-owned by an executive of Trilogy, to provided marketing services in the amounts of nil and $30 for the three months ended March 31, 2019 and 2018, respectively, which are recorded in marketing and sales expenses.

TRILOGY EDUCATION SERVICES, INC.

Notes to Unaudited Condensed Consolidated Financial Statements
(in thousands, except for share and per share data)

9.     Subsequent Events

The Company has evaluated subsequent events through May 20, 2019, which is the date the condensed consolidated financial statements were available for issuance and has determined that there are no subsequent events requiring adjustments to or disclosure in the condensed consolidated financial statements other than the following:

On April 5, 2019, the Company entered into a perpetual license agreement with DriveIT, Inc. (“DriveIT”) to license certain training material from DriveIT for a one-time payment of $1,500. Additionally, the Company is obligated to pay $700 on the second anniversary of the agreement, contingent on consulting services continuing to be provided by DriveIT through the 2nd anniversary of the effective date of the agreement.

On April 8, 2019, the Company entered into an agreement to be acquired by 2U, Inc. (“2U”) for $750,000 in a cash and stock deal. 2U, which trades on the NASDAQ under the ticker symbol TWOU, is an educational technology company that partners with nonprofit colleges and universities to offer online degree programs. The Company anticipates that the 2U acquisition will be finalized during the second quarter of 2019.

* * * * * *